EXHIBIT 99.1

Nayna Networks, Inc.
4699 Old Ironsides Drive, Suite 420
Santa Clara, CA 95054
Phone (408) 956-8000
Fax (408) 956-8730

Nayna Networks Completes Purchase
Of Abundance Networks

Santa Clara, Calif., - January 23, 2006 - Nayna Networks, Inc., (OTCBB: NAYN), a provider of next generation network solutions headquartered in Santa Clara, California, USA, today announced the close of its purchase of privately-held Abundance Networks of Shelton, Connecticut with regional sales and R&D offices in Mumbai, India. Nayna will purchase the AN 3000 and AN 12000 Next Generation SONET/SDH managed optical multiplexer products as well as the supporting standards based Element Management System, NetCharmer.

The purchase of these assets will broaden Nayna’s product line by adding Abundance’s integrated access managed TDM/Ethernet over SONET/SDH optical solutions to Nayna’s Fiber to The Premises (FTTP) ExpressSTREAM products. The Abundance R&D team will significantly expand Nayna’s capability to further develop and enhance its current product line. Also, Abundance’s extensive distribution channels in India will give Nayna the opportunity to sell its product line in the India market.

“We are excited to close on this acquisition and looking forward to working with the Abundance team in executing our growth strategy,” said Naveen Bisht, president and CEO, Nayna Networks, Inc. “This acquisition will provide a key platform for Nayna to take advantage of the high-growth opportunities in emerging markets like India.”

“Joining with Nayna will allow Abundance to expand both its product offering and market reach,” added Suresh Pillai,” President and CEO of Abundance Networks. “We have been successful in the Indian market with our STM-1 and STM-4 solutions and, as part of Nayna, we will be able to market these solutions worldwide. With Nayna’s resources, we will also be able to further develop our metro edge product line, thus enabling us to deliver the range of product offerings our customers are demanding.”

“The addition of Abundance Networks will allow Nayna to offer a complete end-to-end broadband solution to our customers,” said Gautam Chanda, vice president, Business Development, Nayna Networks. “Our combined R&D team will enable Nayna to deliver the next generation features and capabilities in our expanded product portfolio. We are confident this combined solution will satisfy our customers’ needs for an integrated state-of-the-art networking system.”

About Abundance Networks

Abundance Networks delivers next generation managed TDM/Ethernet over SONET/SDH solutions for the metro edge network.

About Nayna Networks, Inc.

Nayna Networks, Inc., delivers next generation network solutions. More information is available at http://www.nayna.com/.

In addition, all shareholders and interested parties are invited to sign into our private Corporate Guest Book at http://www.CorporateGuestBook.com/?NAYN to receive timely updates and information on future developments.

Forward Looking Statements

This press release contains forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws. These statements include, among others, statements relating to the market for network solutions services and IT infrastructure management services, the integration of Abundance Networks’ service offerings into Nayna Networks, and the timeframe during which the merger is expected to close. Statements regarding future events are based on the parties' current expectations and are necessarily subject to associated risks related to, among other things, obtaining Abundance Networks’ member and regulatory approval of the merger, the potential impact on the business of Abundance Networks due to uncertainty about the merger, the retention of employees of Abundance Networks, the ability of Nayna to successfully integrate Abundance Networks' services, technology and operations and to achieve planned synergies, Nayna’s ability to sell products and services into new regions, such as India, and whether, and how quickly, the market for network solutions services and IT infrastructure management services develops and evolves as anticipated. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For more information regarding Forward Looking Statements and related risks, see the "Risk Factors" section of Nayna's filings with the SEC. The company undertakes no obligation to revise or update any forward-looking statements for any reason.

All products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

Contact Information

Nayna Networks, Inc.
Jim Connor, 408-956-8000 x831
jim@nayna.com